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                                                                   EXHIBIT 21.1


                    NATIONWIDE ELECTRIC, INC. SUBSIDIARIES

The registrant is the parent. The subsidiaries of the registrant are as follows:

                                                                   Percentage
                                                                   of Voting
                                                                   Securities
                                                Jurisdiction      Owned by Its
                                              Incorporation or     Immediate
Name                                            Organization         Parent
----                                          ----------------    ------------
Parsons Electric Holdings, Inc.               Delaware                100
Eagle Electric Holdings, Inc.                 Delaware                100
Eagle Electric Holdings, Inc.                 Minnesota               100
Eagle Electrical Systems, Inc.                Ohio                    100
Parsons Electric Co.                          Minnesota               100
The Allison Company                           Georgia                 100
Allison-Smith Company                         Georgia                 100
Henderson Electric Co., Inc.                  Delaware                100